Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Intelligent Highway Solutions, Inc.

We hereby consent to the use of our report dated May 7, 2015 with respect to the financial statements of Intelligent Highway Solutions, Inc., in its registration statement on Form S-1 Amendment No. 1 relating to the registration of 600,000,000 shares of common stock. We also consent to the reference of our firm under the caption “Experts” in such registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

December 16, 2015